CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our report dated April 4, 1996, with respect to the consolidated financial statements of First Team Sports, Inc. and Subsidiary and our report dated April 4, 1996, with respect to Schedule II, both included in this Form 10-K, into the Company's previously filed Registration Statements Nos. 33-36123, 33-37308, 33-52344, 33-68164, and 33-84722.



St. Paul, Minnesota                               McGLADREY & PULLEN, LLP
May 24, 1996                                     /s/ McGladrey & Pullen, LLP